Improving Patient Care 2019 Annual Report

Becoming the World’s Leading Cancer Testing and Information Company OUR COMMON PURPOSE We save lives by improving patient care. OUR VISION By providing uncompromising quality, exceptional service and innovative solutions, we are becoming the world’s leading cancer testing and information company. OUR VALUES Quality, Integrity, Accountability, Teamwork, and Innovation Key 2019 Strategic Accomplishments Key 2019 Financial Highlights • Substantially integrated Genoptix, acquired • Performed approximately 988,000 in December 2018. clinical oncology test for approximately • Completed a $160.8 million net equity 500,000 cancer patients. offering, and entered into a new $250 • Grew consolidated revenue growth million five-year Senior Secured Credit 47.7% year-over-year to $408.8 million. Agreement. • Increased Clinical Services test • Announced the building of a leading-edge volumes by 31.7% and average cancer diagnostics testing facility and new revenue per test by 13.3%. global headquarters in Fort Myers, Florida. • Grew Pharma Services revenue 36.7% • Added large national health system, Group to $47.7 million and increased backlog Purchasing Organization, and managed 31.8% to $130.3 million. care contracts. • Increased adjusted EBITDA by 31.4% • Significantly enhanced our next-generation to $57.2 million. sequencing capabilities. • Launched several key companion diagnostic tests. • Opened an oncology-focused clinical trials lab in Singapore. • Invested in future informatics capabilities.

Revenue, Adjusted EBITDA, Net Income (Loss) and Clinical Genetic Testing Volume

$ in Thousands	2017	2018	2019
Revenue	$240,251	$276,741	$408,830
% Growth	3.6%	15.2%	47.7%
Net Income (loss)	$(396)	$2,640	$8,006
Adjusted EBITDA (non-GAAP)[1]	$33,600	$43,552	$57,217
% Growth	(2.0%)	29.6%	31.4%
Clinical Genetic Testing Volume[2]	657,394	749,902	987,539
% Growth	16.7%	14.1%	31.7%

1. For reconciliation to comparable GAAP measure and definition of Adjusted EBITDA, see Form 10-K for the year ended December 31, 2019.
2. Clinical Genetic tests exclude tests performed for Pharma Services customers and tests performed by Path Logic.

Clinical Genetic Tests Performed* (in thousands)



221.2
563.1
657.4
749.9
987.5
2015
2016
2017
2018
2019

Pharma Revenue and Backlog (in millions)



$140
$120
$100
$80
$60
$40
$20
$0
$27.2
$67.6
$68.7
$34.8
$65.1
$98.9
$47.7
$101.6
$130.3
2017
2018
2019
Revenue Recognized
New Contracts, Net
Backlog

*Clinical Genetic tests exclude tests performed for Pharma Services customers and tests performed by Path Logic.

NeoGenomics Laboratories • 1

Dear Fellow Shareholders: Just a few months ago, we could not have imagined the world being challenged by an unprecedented global health crisis. Governments, organizations, and individuals are coming together in extraordinary ways to ensure continuity of care for our most vulnerable populations — not only those impacted by the COVID-19 virus, but also those with other critical health conditions, including cancer. This crisis has also reminded us of the value that diagnostic testing plays in solving our most critical health care challenges. NeoGenomics’ employees work with enormous dedication to ensure that cancer patients have access to the most advanced diagnostic testing, even in a time of crisis. They work with a common purpose focused on patient care, and a set of values of Quality, Accountability, Integrity, Teamwork, and Innovation that define our culture. Their incredible effort and sustained commitment to excellence in oncology diagnostics makes us proud. While no company is immune from the economic impact of this current crisis, NeoGenomics is well-positioned to weather the storm. We exited 2019 with $173 million of cash and $131 million of availability on our credit facility, and maintain a strong balance sheet and significant liquidity today. Even as we weather the storm, we are maintaining focus on strengthening our competitive position over the long-term. I am highly confident in our employees and our culture, our competitive and financial strengths, and our long-term growth prospects. We are extremely excited about our outlook for NeoGenomics. We believe we have the essential strategic and operational building blocks in place to be a global leader in oncology diagnostics. And in this revolutionary time in oncology care, NeoGenomics’ competitive position and expertise is providing enormous opportunities for growth, and to save lives and improve cancer care. 2019 Highlights 2019 was an outstanding year for NeoGenomics. We grew revenue by nearly 50% to $409 million, including greater than 20% organic growth, and increased gross margin by more than 200 basis points year-over-year to 48.1%. More importantly, we significantly strengthened our competitive position as a leading global oncology diagnostic company. Clinical Services Division Our Clinical Services Division continued to drive growth across all testing modalities. Next Generation Sequencing and molecular testing were particularly strong and grew by approximately 50%. Even during an integration year, organic growth rates accelerated each quarter since we acquired Genoptix in December 2018. Clinical Division growth reflects a very high level of customer retention and satisfaction, and a steady increase in market share. Strategically, we continued to fortify our market position as the leading oncology-lab for hospitals and pathologists. We added large, national health system accounts, group purchasing contracts, and managed care contracts, and are now contracted with every major national payor and with most significant regional plans. We also greatly expanded our distribution channel and gained an excellent market position with community oncology practices through our acquisition of Genoptix. Technologically, we enhanced our next-generation-sequencing capabilities significantly, and are rapidly emerging as one of the largest providers of oncology-focused molecular testing in the country. Genoptix Acquisition We completed the sizable and strategically important acquisition of Genoptix on December 10, 2018. Since that time, our number one operating priority has been to successfully integrate the business, and we made significant strides in accomplishing that objective. Within seven weeks of closing the deal, we had fully integrated our two sales teams resulting in a doubling of the size of our team. We quickly integrated our medical staff and all functional areas. Over the course of the year, we made significant strides to realize some of the associated synergies from these activities. As I write this letter, we are in the final throes of integration activity — migrating former Genoptix customers to the same lab information and billing systems as legacy NeoGenomics customers. This migration opens the door to significant operating enhancements and cross-selling opportunities. In fact, we expect to see an improvement in margins in the second half of 2020 as we are able to focus on the type of cost and productivity improvement that has been a hallmark of our operations for years. 2 • NeoGenomics Laboratories

The Genoptix acquisition has already proven to be an important strategic initiative for our company. Our combination with Genoptix has set NeoGenomics apart from the rest of the industry with an unprecedented reach to all clinical customer segments, including hospitals, pathologists, and community oncology practices. Pharma Services Division Our Pharma Services Division supports pharmaceutical clients on a global basis across the drug development continuum, from research and development, through clinical trials testing, to commercialization of companion diagnostic tests. We currently provide service for more than 150 different clients around the world. In July we continued to expand our global offering, opening an oncology-focused clinical trials lab in Singapore. The Pharma business is stronger than it has ever been and is well-positioned to capitalize on a robust environment for oncology therapy development. In our Pharma Services Division, revenue increased 37% to $48 million. We signed more than $100 million of new contracts during the year and our backlog of signed contracts increased 32% to more than $130 million. With the recent acquisition of the Oncology Division assets of HLI, our backlog is approximately $145 million. In Pharma Services, we continue to benefit from our domain expertise, global expansion, investments in Flow Cytometry, global alliance with PPD, and positioning for companion diagnostics. Over the course of 2019, we assisted numerous pharmaceutical companies in securing FDA approvals for their therapies. People The ability to attract and retain talented individuals is a key competitive advantage for NeoGenomics — one that was put to the test in 2019 as we hired approximately 500 new employees to accommodate high-levels of growth, manage through the Genoptix acquisition, and prepare for future growth initiatives. Importantly, we maintained our typically high levels of employee retention, even as we accommodated this substantial growth. Strengthened Financial Position We also continued to strengthen our Balance Sheet in 2019. In May, we completed a public offering of 8 million shares of common stock realizing net proceeds of approximately $161 million. In June, we entered into a new $250 million five-year Senior Secured Credit Agreement consisting of a $100 million Revolving Credit Facility, a $100 million initial Term Loan and a $50 million Delayed Draw Term Loan which is available for 18 months. We exited 2019 with a strong balance sheet, and approximately $131 million of available borrowing capacity on our credit facilities. After year end, we acquired the Oncology Division assets of Human Longevity for approximately $37 million. State-of-the-Art Oncology Laboratory and Global Headquarters In July, we announced our plan to build a leading-edge cancer diagnostics testing facility and new global business headquarters in Fort Myers, Florida. The new facility is expected to open in 2021. The 150,000-square-foot laboratory and headquarters facility (with space for additional expansion if needed) will incorporate innovative technology to deliver comprehensive oncology testing for physicians and their patients spanning all available testing modalities including a state- of-the-art molecular lab with next generation sequencing capabilities. Strategic Priorities for 2020 and Beyond Each year we create a company-wide FOCUS document to summarize and articulate our near-term strategic and operating priorities. This document is a tool that is used by the entire company to ensure alignment, focus, and continuous improvement. Our 2020 FOCUS theme, “Improving Patient Care”, encapsulates our common purpose. To support this purpose, we will pursue initiatives to maintain and advance world-class culture, deliver uncompromising quality and exceptional service and drive innovation and profitable growth. A summary of the 2020 FOCUS document is included in this Annual Report. NeoGenomics Laboratories • 3

World-Class Culture Enhancing our culture, and keeping it closely aligned with the values of our Company, is a key priority. We are investing in the development of our people by creating mentoring, coaching and training opportunities to enhance and capitalize on the talent within our Company. These initiatives are designed to foster a culture of accountability and empowerment and to ensure the success of our Company. We are actively promoting the health and well-being of our employees. We recognize that health goes beyond health benefits and preventative care, and includes the quality of our physical work environment and programs that encourage social responsibility and community engagement. Inclusive communication is a key element in our high performance culture. Effective communication facilitates collaboration and enhances our employees’ understanding of their contributions to the Company’s overall objectives. We work hard to foster employee engagement through collaborative forums, frequent team dialogue and recognition programs to reward teams for exceptional performance. Continually strengthening and developing a world-class culture is clearly a strategic priority for us, enabling outstanding rates of employee engagement and an ability to recruit and retain world-class talent. Uncompromising Quality and Exceptional Service Maintaining the highest quality laboratory operations and service levels has enabled us to consistently grow our business. We continuously look for ways to improve quality and implement best practices to streamline processes. We focus on automation to improve efficiency in operations. We invest in quality systems and processes and strive for the highest standards of performance for our clinical clients and for pharmaceutical customers. Maintaining consistently high quality is a strategic imperative that sustains our long-term competitive position. Innovation and Growth We have a broad and deep distribution system in oncology, which is fueled by our comprehensive oncology test menu. We are building on this strategically important competitive attribute by introducing new tests and services to help our customers deliver better care for cancer patients. Our current focus is to expand on our strength in Next Generation Sequencing, fortify our leading position in companion diagnostics, and build an informatics division that will bring data-driven solutions to help key stakeholders solve real-world problems. Each of these areas is rich in opportunity for growth. Next Generation Sequencing (NGS) Next Generation Sequencing is an area of particular development focus for us, and we expect to expand our high-quality product offering in 2020 to include a suite of liquid biopsy products for cases where tissue samples are not possible to obtain. We are working to expand our offering of RNA-based sequencing assays for both solid tumor and hematologic malignancies, and on new assays for identifying minimal residual disease, particularly for hematologic neoplasms. Because of our reach into thousands of hospitals and oncology practices, we are able to facilitate the adoption of these advanced oncology diagnostic tools beyond the academic environment into the community setting so that cancer patients can have access to the leading oncology care in their own communities. Importantly, our team of over 120 MDs and PhDs, along with the highly-trained oncology-focused sales team, provides continuous education to our clients to ensure that they remain abreast of developments in oncology. We made an important strategic move to build our NGS Pharma Services product capabilities in January 2020 by acquiring the Oncology Division assets of Human Longevity, Inc. The team, based in La Jolla, California, performs Next Generation Sequencing services for pharmaceutical customers, including germline, whole exome and whole genome sequencing. This acquisition brings an even more experienced, specialized molecular workforce with strong Next Generation Sequencing expertise, particularly in serving pharmaceutical customers. This business generated approximately $10 million in revenues in 2019 and ended the year with a backlog of approximately $15 million of signed contracts. 4 • NeoGenomics Laboratories

Companion Diagnostics Companion Diagnostics is an important area of growth as precision medicine and immuno-therapies increasingly rely on these tests to predict their effectiveness in patients. Included in our backlog of signed contracts are approximately 30 different companion diagnostic projects for a variety of Pharma and Biotech companies. We are increasingly in discussions with Pharma sponsors to help with their companion diagnostic projects. We also have agreements with several large pharmaceutical companies to provide “Day-1” commercial launch services, and advanced analytical support, for companion diagnostic testing associated with drugs in the late-stage pipeline. Few labs have our same ability to take an oncology companion test across the continuum from development, through clinical trials, and into the market. Our leading position in companion diagnostics was demonstrated in 2019 when we announced that we would serve as the Novartis “Day 1” Preferred Laboratory Partner for PIK3CA testing. The PIK3CA assay is a companion diagnostic test approved by the FDA to aid clinicians in identifying breast cancer patients suitable for treatment with Piqray® (alpelisib), a newly approved therapy developed and marketed by Novartis. Informatics In 2019, we began to invest in a new data and informatics business. This important capability leverages our unique market position and oncology expertise to help our stakeholders solve real-world problems such as identifying patients for clinical trials or implementing clinical decision support tools for physicians, health care systems, payors, pharma companies, and patients. While we are in the very early innings in terms of product development, we already have significant engagement from various stakeholders including global pharmaceutical firms, large national health systems and major managed care payors. We are serious about our Informatics initiative, and currently have nearly 30 employees devoted to this strategic investment initiative. We expect this new Division to be an incremental source of revenue in the long-term, while strengthening our competitive position in both the Clinical and Pharma Services Divisions. Summary NeoGenomics is truly a unique company. We are intensely focused on improving and saving the lives of cancer patients, are driven by an uncompromising set of values, and are excited to provide innovative and leading-edge technologies for our many stakeholders. We are fortunate to have investors who believe in us and support our business and our strategies. We don’t take any of that for granted. Sincerely, Douglas M. VanOort Chairman of the Board of Directors and Chief Executive Officer NeoGenomics Laboratories • 5

2020 Focus: Improving Patient Care

CRITICAL SUCCESS FACTORS AND ACTIONS

World-Class Culture	Uncompromising Quality and Exceptional Service	Innovation and Growth
Training and Development Develop our people and teams with overall training, comprehensive onboarding, formal mentoring and coaching and leadership training.	**Industry-Leading Turnaround Time** Set goals for all test modalities and rigorously measure and achieve turnaround time goals even during integration.	**Strategic Marketing and Sales** Develop Strategic Marketing Plan for Clinical and Pharma Divisions. Execute plans to drive revenue growth.
Wellness and Work-Life Balance Promote employee well-being with greater health benefits/ incentives for preventative care, an improved physical work environment, and programs to encourage social responsibility and community engagement.	**Automation and Process Control** Rigorously prioritize and execute plans to extensively automate lab operations and billing. Lean-out inefficient processes and implement sample tracking to reduce cost/ test and improve quality.	**Reimbursement** Develop Strategic Marketing Plan for Clinical and Pharma Divisions. Execute plans to drive revenue growth.
Communication Develop our people and teams with overall training, comprehensive onboarding, formal mentoring and coaching and leadership training.	**Culture of Quality** Train all employees on the NEO Quality Management System. Provide transparent measures and metrics to track progress against goals.	**New Products and Informatics** Invest in R&D and Business Development to introduce liquid biopsy, minimal residual disease and companion diagnostics. Implement the Informatics Strategy. Achieve revenue targets with all commercialization activities.

COMMON PURPOSE
We save lives by improving patient care.

VISION
By providing uncompromising quality, exceptional service and innovative solutions, we are becoming the world's leading cancer testing and information company.

VALUES
Quality, Integrity, Accountability, Teamwork, Innovation.

Satisfaction Model

Employee Engagement
Employee Retention >85%

→

Customer Satisfaction
Client Retention >95%

→

Shareholder Satisfaction
Achieve Results >Plan

6 • NeoGenomics Laboratories

Corporate Information

Board of Directors

Douglas M. VanOort
Chairman and CEO

Bruce K. Crowther
Director

Alison L. Hannah, M.D.
Director

Raymond R. Hipp
Director

Kevin C. Johnson
Director

Steven C. Jones
Director

Stephen M. Kanovsky
Director

Lynn A. Tetrault
Director

Corporate Officers

Kathryn B. McKenzie
Chief Financial Officer

Denise E. Pedulla
General Counsel and Corporate Secretary

Robert J. Shovlin
President, Clinical Services

George A. Cardoza
President, Pharma Services

William B. Bonello
President, Informatics and Director, Investor Relations

Douglas M. Brown
Chief Strategy and Corporate Development Officer

Jennifer M. Balliet
Chief Culture Officer

Stephanie K. Bywater
Chief Compliance Officer

Steven A. Ross
Vice President, Chief Information Officer

Medical Leadership

Lawrence M. Weiss, M.D.
Chief Medical Officer

Sally S. Agersborg, M.D., Ph.D.
Medical Director, Aliso Viejo, California

Derek D. Lyle, M.D.
Medical Director, Carlsbad, California and Fort Myers, Florida

J. Christopher Mixon, M.D.
Laboratory Director, Nashville, Tennessee

David L. Morgan, M.D.
Laboratory Director, Houston, Texas

Josette William Ragheb, M.D., Ph.D.
Global Medical Director, Pharma Services

Corporate Offices
12701 Commonwealth Drive, Suite 9 Fort Myers, FL 33913

Transfer Agent
Standard Registrar and Transfer Company 440 East 400 South, Suite 200, Salt Lake City, UT 84111
Phone: 801.596.2150

Independent Registered Public Accounting Firm
Deloitte & Touche LLP New York, NY

Annual Meeting
Our annual meeting will be a completely virtual meeting of stockholders on May 28, 2020 at 10:00 a.m. Eastern Time.
www.virtualshareholdermeeting.com/NEO2020

Stock Listing and Information
The Company's stock trades under the symbol "NEO" on the NASDAQ Capital Market.

Forward Looking Statements
Certain information contained in this annual report constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the Letter to Shareholders. These forward-looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company's ability to continue gaining new customers, offer new types of tests, integrate its acquisition of the Genoptix business, and otherwise implement its business plan, as well as additional factors discussed under the heading "Risk Factors" contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 28, 2020. All information in the Letter to Shareholders is as of release and should not be relied upon as representing the Company's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

NeoGenomics Laboratories is a specialized oncology reference laboratory providing the latest technologies, testing, partnership opportunities, and interactive education to the oncology and pathology communities. We offer the complete spectrum of diagnostic services in molecular testing, FISH, cytogenetics, flow cytometry, and immunohistochemistry through our nation-wide network of CAP-accredited, CLIA-certified laboratories.

Committed to research as the means to improve patient care, we provide Pharma Services for pharmaceutical companies, in vitro diagnostic manufacturers, and academic scientist-clinicians. We promote joint publications with our client physicians. NeoGenomics welcomes your inquiries for collaborations. Please contact us for more information.

NEO GENOMICS

12701 Commonwealth Dr., Suite 9
Fort Myers, FL 33913
Phone: 866.776.5907/ **Fax:** 239.690.4237
neogenomics.com

© 2020 NeoGenomics Laboratories, Inc. All Rights Reserved.
All other trademarks are the property of their respective owners.
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